EXHIBIT 99.1

MEMORANDUM

TO: SPARTA Employees and Stockholders	DATE: January 22, 2007
FROM: Bob Sepucha
SUBJECT: Fourth Quarter 2006 Report and Stock Price Evaluation
Stock Pricing Results
The two tables attached at the back of this memo present, respectively, a summary of operating results for the quarter and the past 12 months compared to the same periods one year ago, and the calculation of the resultant stock price to be effective after January 22, 2007. The operating results are discussed in later paragraphs. The new stock price, as shown in the second attached table, is $42.78 per share, an increase of $1.39 (3.4%) per share compared to $41.39 per share as of October 21, 2006 and an increase of $0.25 per share (0.6%) since January 21, 2006.
This stock price takes into account the spin-off of Spiral Technology, Inc. into an independent employee-owned company, effective December 29, 2006. The transaction consisted of Spiral employees exchanging 53,000 shares of SPARTA stock for all Spiral stock owned by SPARTA. In turn, SPARTA provided Spiral with $1.4M cash for working capital. SPARTA also repurchased the remaining 63,000 shares of SPARTA stock owned by Spiral employees
This transaction, plus the retirement of large stockholders and the repurchase of stock from other terminating employees, caused a decrease in SPARTA stockholders’ equity in the fourth quarter. However that decline was offset by a corresponding decrease in the number of shares and options outstanding. The net effect was a $0.67 per share contribution to stock price growth from the equity/share term. Two-year earnings per share grew by 1% causing a $0.25 increase in stock price from the earning/share term. The growth term was computed excluding Spiral contract profit. As a result, the growth factor increased 2% and the growth term contributed $0.47 to stock price growth. This reverses the growth-term performance of the previous quarter when it contributed ($1.70) to stock price growth.
Quarterly Stock Trade
We anticipate liquidity will be approximately $1,200K for quarterly pro rata repurchases on the February 21 trade date, consistent with the previous two trades, due to continuing repurchase of stock from terminating employees.
The deadline for the next trade date is Wednesday, February 21, 2007. As previously communicated to “all hands,” the SPARTA Stock Transaction and Reporting System (STaRS) is operational and must be the sole means of entering offers for the February 21 trade. Shares acquired less than 6 months prior to the stock trade date, i.e. after August 21, 2006, may not be offered. This includes shares acquired by exercising options, from year-end bonuses, profit sharing and 401(k) contributions, and Rabbi Trust awards. The process for submitting offers through STaRS is as follows:
1.	Enter one Stock Transaction Request (STR) in STaRS comprising your full offer.

2.	STaRS will automatically calculate your Estimated Repurchase Limit (ERL). The ERL represents the standard quarterly repurchase amount ($5,000), adjusted for stock option exercise debits/credits and stock option exercise loan payments. If your offer exceeds your ERL, STaRS will automatically break out your request into two STRs: (a) an ERL STR and (b) a Pro Rata STR. If your offer does not exceed your ERL, there will only be an ERL STR.

3.	Print out both the ERL and Pro Rata STR forms (as applicable) prepared by STaRS and sign them, and submit them to the CBO with the applicable stock certificates, as described below.

4.	Submit stock certificates just as if you were using the Excel-based stock transaction request forms. For the ERL ($5,000) STR, the signed/witnessed stock certificate(s) must accompany the original ERL STR. For the Pro Rata STR, stock certificates associated with this second transaction request should not be included (unless a portion of the certificate is included in the ERL STR offer), because the actual amount any offerer will be permitted to sell in the Pro Rata sale is subject to pro rata allocation in proportion to the stockholdings of the offerers.

5.	For the Pro Rata sale, sellers will be notified shortly after February 21 of the results of the pro rata allocation. Based on the allocation, STaRS will automatically update your Pro Rata STR. You must print out the updated Pro Rata STR (located in the document archive section in STaRS), sign it, and submit it to the CBO. You must also submit the signed/witnessed stock certificates identified on the revised Pro Rata STR. Proceeds from the pro rata sale will be forwarded to the sellers in early April 2007, approximately six weeks after the trade date.
You must submit the original signed STR(s) and applicable stock certificates to the CBO Stock Administrator no later than close of business on February 21. Stockholders wishing to offer stock for repurchase should send the STR form, addressed to the CBO Stock Administrator, at least a few days prior to February 21. (Please note the change of address from Diane Lavoie to CBO Stock Administrator, a change being implemented to streamline the stock transaction process at the CBO now that several people are involved in that process.) No transaction will be processed unless the original signed stock transaction request, and if applicable, signed/witnessed stock certificates are received in the CBO by the February 21 deadline. Forms that are emailed or faxed will not be accepted. Repurchase requests received after February 21 will not be honored regardless of the reason for late arrival, so send them early.
New Contracts
Fourth quarter contract actions with an annual value of at least $1M are summarized in the table below. Broken out by strategic business area, Missile Defense gained $2.4M, and Hardware Systems gained $1.2M.

Opn	W/L	Program	Customer	P/S	Amt ($M)	Dur (Yr)	Type
ASTO	Win	C2BMC SETA	MDA	P	2.4	0.75	SS Add-on
CPO	Win	F-135 Stator	Pratt & Whitney	P	1.2	1	Sole Source
			Total Wins		$3.6M
TASO	Loss	Log. Data Mgmt	Army FCS	S	15.0	8	Competitive
DSTO	Loss	Explosives Detection	HSARPA	P	1.0	0.5	Competitive
ISSO	Loss	VAO Services	NSA	P	89.0	5	Competitive
CPO	Loss	Acoustic Liners	Pratt & Whitney	P	4.0	4	Competitive
			Total Losses		$109.0M
SS = Sole Source

2006 Business Performance
Fourth quarter sales were $78.3M, a 6% increase from the previous quarter and a 10% increase from the fourth quarter of 2005. Direct labor was flat relative to the previous quarter and up 4% relative to the fourth quarter of 2005. We finished the year with annual sales of $298.3M and direct labor of $81.2M, increases of 8% and 6%, respectively, over 2005. Relative to our plan for 2006, we exceeded sales by $3.2M (+1%) but fell short of the direct labor target by $3.8M (-4%).
Twelve-month contract backlog was $270.5M, a decrease of 1% from the third quarter and from the start of year. Multi-year contract backlog decreased by 17% from the third quarter to $812M in the fourth quarter. This represents a 3% decrease from the start of year value.
As noted at the beginning of this memo, on the last business day of the year, we spun off the Spiral Technology Operation (STO) into a new company independent of SPARTA. However as part of SPARTA in 2006, STO contributed $10.4M in sales and $4.7M in direct labor. At the end of the year their twelve-month contract backlog was $8.2M and their multi-year contract backlog was $65M. All of these values are included in the SPARTA business performance numbers cited above.
In the fourth quarter, we hired 50 people, 8 more than in the third quarter and 11 fewer than in the fourth quarter of 2005. For the year, the recruiting rate was 16% compared to 30% for 2005. In addition to the 68 people leaving the company in the Spiral spin-off, we had 41 terminations in the fourth quarter, 30 fewer than in the previous quarter. Of the 41 who left, 25 took jobs at other companies or in the government. For the year, we had 251 terminations (excluding the Spiral spin-off), 114 of whom went to other jobs. This corresponds to a 19% annual overall turnover rate and a 9% rate for people leaving for other jobs. In 2005, these rates were 16% and 7%, respectively. At the end of 2006, we had a full-time equivalent staff of 1,201 people, a net decrease of 77 people for the quarter, 68 of whom left as part of the Spiral spin-off. In total, this represents a decrease of 138 people since the beginning of the year.
2006 Financial Performance
Net earnings for the fourth quarter were $3.9M, an 8% decrease from the previous quarter. Profitability (net earnings as a percent of sales) was 5.0%, a decrease from 5.8% in the third quarter. For the year, net earnings were $16.7M, a 3% decline from 2005 despite an 8% increase in sales. Consequently, profitability for the year was 5.6%, down from 6.2% for 2005. Stockholders’ equity was $60.9M at the end of 2006, a $7.1M decrease (10%) from 2005. $4.7M of this decrease is attributable to the Spiral spin-off.
Collection of receivables remained strong in the fourth quarter although not quite as robust as in the previous quarter. Days Sales Outstanding (DSO) increased from 52 days in September to 58 days at the end of the year. Averaged over the entire year, DSO was 61 days, one day better than 2005. Cash and investments decreased by $7.3M (16%) to $38.2M in the fourth quarter. For the year, cash and investments increased by $8.9M (30%).
In the fourth quarter, we made scheduled promissory note principal payments of $1,033K, and issued $3,661K in new promissory notes to retiring major stockholders. The latter is a substantial increase from $649K of new notes issued in the third quarter. In comparison to the prior quarter, the combination of payments and new notes in the quarter caused the promissory note balance to increase by $2.6M (27%) to $12.5M. At the end of the year, cash and investments ($38.2M) exceeded the sum of our income tax liabilities and promissory note obligations ($13.2M) by $25.0M, a decrease of $9.2M (27%) from the previous quarter but an increase of $5.3M (27%) from the end of 2005.

2007 Outlook
Each year, we create a business plan based on a detailed assessment of the composition of our contract backlog and the general business environment. Because it establishes our internal operating budget, including resources for marketing and internal investments, the plan is based on slightly conservative estimates of future sales and direct labor. Since we experienced no growth in contract backlog in 2006 and since 2007 offers significant uncertainties, we have developed a plan for 2007 that assumes essentially no growth. The basis for the plan is sales of $285M and direct labor of $77.6M.
In 2006 excluding the contributions from the Spiral Technology Operation, we had sales of $287.9M, direct labor of $76.4M, and twelve-month contract backlog of $262.3M. Consequently, our 2007 plan assumes a 1% decline in sales and a 2% increase in direct labor. Nonetheless, it assumes sales that exceed the start-of-year contract backlog by 9%.
We have opportunities in the pipeline, proposals submitted in 2006 but not yet decided upon by the government, that have the potential to increase our sales substantially above the planned value, perhaps as high as $315M. However the timing of these decisions is in as much doubt as the decisions themselves, some awards having already slipped by as much as six months. Furthermore, implementation of earlier BRAC decisions, the re-engineering of the Missile Defense Agency, and changes in leadership in the defense and intelligence communities all point to a year of unusual uncertainty. Some of these uncertainties offer upside potential for SPARTA; others represent comparable downside potential. Rather than speculate about what we do not know, we have chosen a conservative middle course of no growth. This is not our objective for the year but rather the basis for an operating budget. Our objective is double-digit growth sufficient to get us past $315M for the year.
Outlook for Near-Term Stock Prices
We normally are able to estimate fairly accurately our net earnings over the next three to six months, and since SPARTA’s stock price is set by a formula, this allows us to project the SPARTA stock price three to six months downstream with fairly good accuracy. The two dominant parameters most influencing future stock prices are our quarterly net earnings and our projection of future (next 12 month) contract profits. Currently, we estimate net earnings (as used for stock pricing) to be about $4.6M in the first quarter of 2007 and $9.0M for the total of the first two quarters. Our current (as of Dec 31, 2006) projection of 12 month contract profits is $28.0M. The table below shows the SPARTA stock prices expected to be established as of the next two stock pricing dates (April 21 and July 21) for the estimated value of net earnings in the next two quarters and the current value of projected contract profits, and for the normal band of uncertainty for these terms.

Proj’d 12 mo Contract	First Quarter Net	April 21 Stock	Change from
Profits as of Mar 30	Earnings	Price	Jan 21 Stock Price
$28.0M	$4.6M	$43.36	+ $0.58
28.0	5% Higher	43.55	+ 0.77
28.0	5% Lower	43.17	+ 0.39
3% Higher	$4.6M	44.14	+ 1.36
3% Lower	$4.6M	42.60	- 0.18

Proj’d 12 mo Contract	First 6 months	July 21	Change from
Profits as of June 30	Net Earnings	Stock Price	Jan 21 Stock Price
$28.0M	$9.0M	$43.60	+ $0.82
28.0	5% Higher	43.97	+ 1.19
28.0	5% Lower	43.23	+ 0.45
5% Higher	$9.0M	44.93	+ 2.15
5% Lower	$9.0M	42.31	- 0.47
All statements in this memorandum that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause our actual results, performance, achievements or industry results to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements. These factors are described in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006, and such other filings that the Company makes with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof.

SPARTA, INC.
OPERATING RESULTS
AS OF DECEMBER, 2006

Business Results	For the three months ended		For the twelve months ended
(in $K, unless otherwise noted)	DEC 06	DEC 05	DEC 06	DEC 05

Sales ($M)	$78.3	$71.0	$298.3	$277.1
Contract Profits	7,452	7,381	30,254	30,246
Contract Profits (excluding ST)	7,334	7,239	29,745	29,658
Gross Profits (incl. SIT and Misc Income)	7,633	7,660	31,246	31,346
Net income
Per GAAP (incl. FAS 123R and unallowable comp.)	3,942	4,036	16,671	17,104
For Stock Pricing (excl. FAS 123R and unallowable comp.)	4,622	4,455	18,657	18,526
Stock tax benefit	1,757	2,614	4,768	6,036
Stock sales — Receivable	318	501	334	100
Deferred Stock (Rabbi Trust)	31	41	58	14
Stock sales — exercise	4,928	3,991	15,485	15,631
Stock sales — retirement plans	1,048	1,130	6,240	5,679
Stock sales — bonus	0	0	1,257	1,624
Total Stock Sales	5,976	5,121	22,982	22,934
Stock repurchases:
- Cash	13,957	7,488	44,403	27,744
- Promissory notes	3,661	0	7,702	1,129
Total Stock Repurchases	17,618	7,488	52,105	28,873

Business Projections and Backlog	At DEC. 31,	At Dec. 31,
(in $M, unless otherwise noted)	2006	2005

Contract backlog	262.3	273.6
Proposal backlog	79.0	66.1
Twelve month projected sales	283.7	295.3
Twelve month projected earnings ($K)	29,798	30,272

	At DEC. 31,	At Dec. 31,
Breakdown of Stockholder’s Equity ($M)	2006	2005

Stock sales (excluding FAS 123R)	$103.15	$79.99
Stock sales receivables	(0.25)	(0.58)
Deferred stock compensation	(0.30)	(0.35)
Stock repurchases	(138.65)	(86.54)
Stock tax benefit	28.41	23.72
Retained earnings	68.49	51.81

Stockholders’ Equity	$60.86	$68.04

Stock Promissory Notes	12.49	8.43

Net Worth	$73.35	$76.47

Cash on Hand	$38,139	$27,960

	At DEC. 31,	At Dec. 31,
Stock Notes ($M)	2006	2005

Total note balance	$12.49	$8.43
Long-term subordinated	$8.07	$5.99

STOCK PRICE CALCULATION
(Business Data as of 12/31/2006)

		Equity	Growth	Earnings
		Term	Term	Term

		SE+SN+CX		NP+STB

PRICE	=	SI+SV	+ 7 x FG x ( 2 YR AVG	SI+SV	)

Stock Ownership		Equity Term ($K)
Shares Issued (SI)	4,858	Stockholders Equity (SE)	60,861
Option Vested (SV)	941	Subordinated Notes (SN)	8,069

	5,800	(Long Term Portion)
		Cost to Exercise SV (CX)	27,190

		SE + SN + CX =	96,120
Equity Term/Share

SE+SN+CX		96,120

SI+SV	=	5,800	=	$16.573
Growth Term (FG)

Contract Profits ($K) excluding ST
Past 12 Months	29,745
Past 24 Months	59,403
12 Month Projection	28,000	(Contract Backlog + Weighted Proposal Backlog)

FG	=	[ {Past 12 Months + 12 Months Projection} / Past 24 Months ][2]

FG	=	[ ( 29,745 + 28,000 ) / 59,403 ][2] = 0.945

Earnings Term ($K)					Previous 7 Quarters
Net Income for Quarter, for Stock Pricing (NP, $K)			=	4,622	0.854
					0.897
Stock Tax Benefit		(STB)	=	1,757	1.137
					1.100
Quarter	NP+STB	= ( 4,622 + 1,757 ) / 5,800	=	1.100	0.841

	SI+SV				0.952
					1.044

2 YR AVG	NP+STB	= ( 1.100 + 6.825 ) / 2	=	3.962	6.825

	SI+SV
Stock Price Computation
     Note: Growth Term may not exceed 1.500
Price/Share = $16.573 + 7 x 0.945 x 3.962 = $42.78